UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of report (date of earliest event reported):  December 6, 2013

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35900 (Commission File Number	26-4190792 (I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On December 6, 2013, Receptos, Inc. (the “Company”) entered into a First Amendment to Collaboration Agreement (the “Amendment”) with Ono Pharmaceutical Co., Ltd (“Ono”) which modifies the terms of that certain Collaboration Agreement dated December 5, 2011 (the “Collaboration Agreement”) by and between the Company and Ono. Pursuant to the Amendment, the Company agreed to perform certain tasks with respect to, and to grant Ono a non-exclusive sublicense to, certain technology and proprietary information owned or controlled by the Company relating to its platform technology for the expression, crystallization and structure determination of G-Protein Coupled Receptors (“GPCRs”) and associated methods and techniques for structure-based drug discovery. Pursuant to the Collaboration Agreement, the Company and Ono agreed to conduct collaborative research using the Company’s proprietary GPCR structure-based drug design technology platform for the identification of high resolution novel protein crystal structure of an Ono proprietary GPCR drug discovery target. The Amendment provides for a termination of some, and an extension of other of those arrangements, in addition to the non-exclusive sublicense and technology transfer to Ono of certain of the Company’s proprietary information so that Ono may conduct its own internal GPCR structure determination and drug discovery activities. The Company in-licensed the underlying technology pursuant to a license agreement dated June 18, 2009, as amended, by and between the Company and The Scripps Research Institute.

Pursuant to the terms of the Amendment, the Company (i) will receive an upfront non-refundable license fee and a non-refundable collaborative research termination fee totaling in aggregate $3.7 million (less certain prepaid amounts), (ii) will provide certain specified training services to Ono in support of Ono’s efforts to achieve certain technology transfer milestones, (iii) will provide additional consulting services which may be in pursuit of certain technology transfer milestones for no additional compensation, (iv) may provide certain additional consulting services to Ono, for which it will be compensated and (v) is eligible to receive certain technology transfer milestone payments in the aggregate amount of up to $2,000,000 in the event Ono achieves certain specified milestone events.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.  A copy of the press release announcing the Company’s entry into the Amendment is attached hereto as Exhibit 99.1 and incorporated hereby by reference.  The Collaboration Agreement was previously filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 filed on April 4, 2013, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	First Amendment to Collaboration Agreement, dated December 6, 2013, by and between Receptos, Inc. and Ono Pharmaceutical Co., Ltd.

10.2††

Collaboration Agreement, dated December 5, 2011, by and between Receptos, Inc. and Ono Pharmaceutical Co., Ltd. (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1 filed on April 4, 2013, as amended (File No. 333-187737)).

99.1	Press release issued by Receptos, Inc. on December 10, 2013.

†           Confidential treatment has been requested with respect to certain portions of this agreement.  Omitted portions have been filed separately with the Securities and Exchange Commission.

††    Confidential treatment has been granted with respect to certain portions of this agreement pursuant to an Order Granting Confidential Treatment Under the Securities Act of 1933, dated May 8, 2013 (File No. 333-187737 — CF# 29298).  Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2013	RECEPTOS, INC.

	By:	/s/ Christian Waage
Christian Waage
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1†	First Amendment to Collaboration Agreement, dated December 6, 2013, by and between Receptos, Inc. and Ono Pharmaceutical Co., Ltd.

10.2††

Collaboration Agreement, dated December 5, 2011, by and between Receptos, Inc. and Ono Pharmaceutical Co., Ltd. (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1 filed on April 4, 2013, as amended (File No. 333-187737)).

99.1	Press release issued by Receptos, Inc. on December 10, 2013.

†           Confidential treatment has been requested with respect to certain portions of this agreement.  Omitted portions have been filed separately with the Securities and Exchange Commission.

††    Confidential treatment has been granted with respect to certain portions of this agreement pursuant to an Order Granting Confidential Treatment Under the Securities Act of 1933, dated May 8, 2013 (File No. 333-187737 — CF# 29298).  Omitted portions have been filed separately with the Securities and Exchange Commission.